                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 1998

                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)

        MARYLAND                      1-12546                  33-0577520
(State of Incorporation)      (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)

        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA, 92660-2002
          (Address of principal executive offices, including zip code)

                                  949-223-5000
              (Registrant's telephone number, including area code)

This report amends the Current Report on Form 8-K dated December 23, 1998 to include revised pro forma financial information (as noted in ITEM 7) together with an audited combined statement of revenues and certain expenses for the property acquisitions described below pursuant to Rule 3-14 of Regulation S-X.

ITEM 2.   ACQUISITION AND DISPOSITION OF ASSETS.

Pacific Gulf Properties Inc. (the "Company") completed the following transactions in December 1998:

DISPOSITION OF MULTIFAMILY PROPERTIES

        On December 23, 1998, the Company sold the following five multifamily apartment communities located in Seattle, Washington (collectively referred to as "Northwest Multifamily Properties") for a total cash consideration of $78,500,000:


                                                        APARTMENT
PROPERTY NAME                                              UNITS         OCCUPANCY %
-------------                                          ------------      -----------
Hampton Bay Apartments ........................             304              93%
Fultons Crossing Apartments ...................             256              95
Fultons Landing Apartments ....................             248              92
Heatherwood Apartments ........................             368              95
Holly Ridge Apartments ........................             146              90
                                                          -----
                                                          1,322
                                                          =====

        The Northwest Multifamily Properties constitute all of the Company's multifamily properties in the Pacific Northwest and were sold to SAP II Originating LLC, a New York limited liability company ("SAP II"). As a result of the sale, the Company's multifamily holdings decreased to 3,265 apartment units.

        The sale of the Northwest Multifamily Properties generated a net gain of approximately $29,000,000 and net proceeds of approximately $75,000,000. Proceeds from the sale were deposited into a deferred exchange account and were applied to the acquisition of seven industrial properties (described below) on a tax-deferred basis pursuant to Section 1031 of the Internal Revenue Code. The transaction was an all-cash sale and the Company has no continuing involvement, accordingly, the Company recognized the sale using the full accrual method of accounting.

        Prior to the sale, the Company completed the following loan transactions:

        The Company released Hollyridge Apartments and Heatherwood Apartments from the security interest related to a tax-exempt loan with a lender by substituting Applewood Apartments, an unrelated multifamily property, as the new collateral in satisfaction of the lender's requirements. Prior to the substitution, the Company repaid outstanding indebtedness on Applewood Apartments totaling $11,574,000 utilizing proceeds borrowed under the Company's revolving line of credit with Wells Fargo Bank.

        The Company released Hampton Bay Apartments from the security interest related to a loan from a life insurance company. The Company substituted a letter of credit issued by a bank totaling $9,400,000 and expiring December 1999 for the trust deed on Hampton Bay Apartments. The Company remains obligated on the life insurance company loan and anticipates pledging an unrelated property as collateral prior to the letter of credit expiration date.

INDUSTRIAL ACQUISITIONS

        On December 23, 1998, the Company reinvested the proceeds from the sale of the Northwest Multifamily Properties by acquiring seven industrial properties located in the states of Arizona, California and Oregon for a total cash consideration of $76,000,000. Six of the industrial properties were acquired from RREEF Performance Partnership I - LP, an Illinois limited partnership ("RREEF"), for a gross purchase price of $69,600,000. The remaining industrial property was acquired from SPT Real Estate Corp., a Maryland corporation ("SPT"), for a gross purchase price of $6,400,000. RREEF and SPT are both affiliated companies of RREEF America, a pension fund manager.

        The industrial acquisitions (collectively referred to as the "RREEF/SPT Industrial Portfolio") included the following properties:

                                                                          LEASABLE SQUARE
       PROPERTY NAME                                LOCATION                    FEET            OCCUPANCY %
       -------------                                --------              ---------------       -----------
       RREEF ACQUISITIONS
         Hohokam 10 East .....................     Tempe, Arizona               256,900            97%
         Hohokam 10 West .....................     Phoenix, Arizona              65,900            95%
         Hesperian Business Park .............     Hayward, California          153,000           100%
         Sierra Trinity Industrial Park ......     Dublin, California           223,400            89%
         Contra Costa Diablo Industrial Park..     Concord, California          146,300            69%
         Airport Business Center .............     Portland, Oregon             228,500            93%

       SPT ACQUISITION
         West Sacramento Industrial Center ...     Sacramento, California       214,900            80%
                                                                              ---------
                                                                              1,288,900
                                                                              =========

        Each property constituting the RREEF/SPT Industrial Portfolio is located within a region where the Company maintains a regional office except for Hohokam 10 East and Hohokam 10 West. As a result of this transaction, the Company increased its industrial holdings to 15,513,000 leasable square feet approximately. The Company plans to spend an aggregate of $2,000,000 on capital improvements related to this portfolio within 12 months.

        The disposition and acquisition transactions referred to above were consummated with unrelated parties. In each case, the Company's acquisition was based upon an evaluation of a number of factors, including a review of historical and projected rental revenues and expenses, capitalization rates for similar properties, prevailing market conditions in the area and studies including a review of financial operations, environmental conditions and site inspections.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     See Index to Financial Statements attached hereto.

                The accompanying audited combined statement of revenues and certain expenses of the RREEF/SPT Industrial Portfolio is presented pursuant to Rule 3-14 of Regulation S-X.

                The unaudited condensed consolidated pro forma statements of operations in this filing reflect certain adjustments to the pro forma revenues of the RREEF/SPT Industrial Portfolio as previously filed by the Company to conform them to the audited results. On a pro forma basis, industrial property revenues were decreased by $158,000 to $6,272,000 for the nine months ended September 30, 1998 and increased by $141,000 to $8,614,000 for the year ended December 31, 1997 which primarily reflects the effect of straight-lining rental income.

        (b)     Exhibits

        CONSENT

        23.1    Consent of Independent Auditors

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PACIFIC GULF PROPERTIES INC.

                                         /s/  Donald G. Herrman
                                         -------------------------------------
                                         Donald G. Herrman
                                         Executive Vice President,
                                         Chief Financial Officer and Secretary

DATED:   March 5, 1999

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                ----
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 ....................      5

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended
September 30, 1998 .........................................................................      6

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended
December 31, 1997 ..........................................................................      7

Notes to Pro Forma Condensed Consolidated Financial Statements .............................      8

RREEF/SPT INDUSTRIAL PORTFOLIO

Report of Independent Auditors .............................................................     20

Combined  Statement  of Revenues and Certain  Expenses for the Year Ended
December 31, 1997 and the Nine Months Ended September 31, 1998 (Unaudited) .................     21

Notes to Combined Statement of Revenues and Certain Expenses ...............................     22

                          PACIFIC GULF PROPERTIES INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                             PRO FORMA ADJUSTMENTS
                                                                                         -----------------------------
                                                                                           SALE OF     ACQUISITION OF
                                                                                          NORTHWEST       RREEF/SPT
                                                                          COMPANY        MULTIFAMILY      INDUSTRIAL       COMPANY
                                                                         HISTORICAL       PROPERTIES      PORTFOLIO       PRO FORMA
                                                                         ----------      -----------   ---------------    ---------
                                                                                              (A)            (B)
ASSETS
Real estate, net
      Operating properties                                                $ 780,168       $ (46,219)      $  76,000       $ 809,949
      Properties under development                                           34,485              --              --          34,485
Cash and cash equivalents                                                     5,114          74,887         (75,466)          4,535
Accounts receivable                                                           4,893              --              --           4,893
Other assets                                                                 15,088              --              --          15,088
                                                                          ---------       ---------       ---------       ---------
                                                                          $ 839,748       $  28,668       $     534       $ 868,950
                                                                          =========       =========       =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Loans payable                                                             $ 278,440       $ (11,574)      $      --       $ 266,866
Line of credit                                                              116,600          11,574              --         128,174
Accounts payable and accrued liabilities                                     15,882            (245)            534          16,171
Dividends payable                                                             9,609              --              --           9,609
Convertible subordinated debentures                                          12,261              --              --          12,261
                                                                          ---------       ---------       ---------       ---------
                                                                            432,792            (245)            534         433,081
                                                                          =========       =========       =========       =========

Minority interest in consolidated partnerships                               17,821              --              --          17,821

Shareholders' equity
      Preferred stock                                                            28              --              --              28
      Common shares                                                             200              --              --             200
      Outstanding restricted stock                                           (1,282)             --              --          (1,282)
      Additional paid-in capital                                            412,058              --              --         412,058
      Retained earnings (distributions in excess of earnings)               (21,869)         28,913              --           7,044
                                                                          ---------       ---------       ---------       ---------
                                                                            389,135          28,913              --         418,048
                                                                          ---------       ---------       ---------       ---------

                                                                          $ 839,748       $  28,668       $     534       $ 868,950
                                                                          =========       =========       =========       =========

The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                          PRO FORMA ADJUSTMENTS
                                                                                ----------------------------------
                                                                                  SALE OF        ACQUISITION OF
                                                                                 NORTHWEST         RREEF/SPT
                                    COMPANY                                     MULTIFAMILY        INDUSTRIAL        COMPANY
                                   HISTORICAL   ADJUSTMENTS        ADJUSTED      PROPERTIES        PORTFOLIO        PRO FORMA
                                 ------------  ------------      ------------   ------------      ------------     ------------
REVENUES
Rental income
      Industrial properties      $     54,993  $      4,782 (C)  $     59,775   $         --      $      6,272(N)  $     66,047
      Multifamily properties           27,916        (1,319)(C)        26,597         (7,671)(K)            --           18,926
                                 ------------  ------------      ------------   ------------      ------------     ------------
                                       82,909         3,463            86,372         (7,671)            6,272           84,973
EXPENSES
Rental property expenses
      Industrial properties            11,979         1,101 (C)        13,080             --             1,649(N)        14,729
      Multifamily properties           10,290          (459)(C)         9,831         (2,869)(K)            --            6,962
                                 ------------  ------------      ------------   ------------      ------------     ------------
                                       22,269           642            22,911         (2,869)            1,649           21,691

Depreciation                           14,751           559 (D)        15,310           (999)(M)         1,520(O)        15,831

Interest                               18,965         2,533 (E)        20,659           (129)(L)            --           20,530
                                                       (129)(F)
                                                       (710)(P)
General and administrative              3,912            --             3,912             --                --            3,912

Minority interest in earnings in
  consolidated partnerships               733           296 (G)         1,029             --                --            1,029
                                 ------------  ------------      ------------   ------------      ------------     ------------

NET INCOME                             22,279           272            22,551         (3,674)            3,103           21,980

Less preferred dividend
  requirements                          3,621            --             3,621             --                --            3,621
                                 ------------  ------------      ------------   ------------      ------------     ------------

INCOME AVAILABLE TO COMMON
    SHAREHOLDERS (S)(T)          $     18,658  $        272      $     18,930   $     (3,674)     $      3,103     $     18,359
                                 ============  ============      ============   ============      ============     ============

WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING (Q)          19,989,833                                                                        19,989,833
                                 ============                                                                      ============

NET INCOME PER COMMON SHARE      $        .93                                                                      $        .92
                                 ============                                                                      ============



The accompanying notes are an integral part of the pro forma financial condensed consolidated statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                     PRO FORMA ADJUSTMENTS
                                                                                  ----------------------------
                                                                                    SALE OF     ACQUISITION OF
                                                                                   NORTHWEST       RREEF/SPT
                                             COMPANY                              MULTIFAMILY      INDUSTRIAL        COMPANY
                                           HISTORICAL  ADJUSTMENTS     ADJUSTED   PROPERTIES       PORTFOLIO        PRO FORMA
                                           ----------  -----------     --------   ----------    --------------      ---------
REVENUES
Rental income
    Industrial properties                 $   36,410    $38,805 (C)    $75,215    $     --           $8,614(N)     $   83,829
    Multifamily properties                    33,096       (521)(C)     32,575      (9,568)(K)           --            23,007
                                          ----------    -------        -------    --------           ------        ----------
                                              69,506     38,284        107,790      (9,568)           8,614           106,836

EXPENSES
Rental property expenses
    Industrial properties                      8,212     10,848 (C)     19,060          --            2,179(N)         21,239
    Multifamily properties                    12,754       (278)(C)     12,476      (3,716)(K)           --             8,760
                                          ----------    -------        -------    --------           ------        ----------
                                              20,966     10,570         31,536      (3,716)           2,179            29,999

Depreciation                                  12,008      6,435 (I)     18,443      (1,289)(M)        2,027(O)         19,181
Interest                                      17,337     (1,188)(P)     27,794        (173)(L)           --            27,621
                                                         11,927 (J)
                                                           (282)(E)
General and administrative                     3,159         --          3,159          --               --             3,159

Minority interest in earnings in
    consolidated partnerships                    172      1,201 (G)      1,373          --               --             1,373
                                          ----------    -------        -------    --------           ------        ----------

NET INCOME                                    15,864      9,621         25,485      (4,390)           4,408            25,503

Less preferred dividend requirements             855      3,972 (H)      4,827          --               --             4,827
                                          ----------    -------        -------    --------           ------        ----------

INCOME AVAILABLE TO COMMON
    SHAREHOLDERS (R)                      $   15,009    $ 5,649        $20,658     $(4,390)          $4,408        $   20,676
                                          ==========    =======        =======     =======           ======        ==========

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING (Q)                       13,685,693                                                               19,913,158
                                          ==========                                                               ==========

NET INCOME PER COMMON SHARE               $     1.10                                                               $     1.04
                                          ==========                                                               ==========



The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)
         (IN THOUSANDS, EXCEPT PER SHARE, SQUARE FOOTAGE AND UNIT DATA)

NOTE 1 - BASIS OF PRESENTATION

           Pacific Gulf Properties Inc. is incorporated in Maryland and operates as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. Pacific Gulf Properties Inc. commenced operations on February 18, 1994 upon the completion of its initial public offerings and consummation of certain formation transactions.

           On December 23, 1998, the Company sold five multifamily properties constituting all of its family apartments located in Seattle, Washington (collectively referred to as the "Northwest Multifamily Properties"). On the same date, the Company purchased seven industrial properties comprising the RREEF/SPT Industrial Portfolio. Both transactions are more fully described in
Item 2 of this Form 8-K filing.

           The pro forma condensed consolidated financial statements of the Company are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the transactions described below as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September 30,1998 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1998. The following pro forma information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,1998, and the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Pro Forma Consolidated Balance Sheet

           The Company's pro forma condensed consolidated balance sheet, presented as of September 30, 1998, is based on the unaudited historical financial statements of the Company as included in the Company's Quarterly Report on Form 10-Q, and include the following pro forma adjustments to reflect the acquisitions, dispositions and related transactions consummated by the Company subsequent to September 30, 1998:

(i) the repayment in December 1998 of the outstanding indebtedness on the Applewood Apartments totaling $11,574 with proceeds from the Company's revolving line of credit to facilitate the sale of the Northwest Multifamily Properties, as more fully described in Item 2 of this Form 8-K filing.

(ii)     the sale of the Northwest Multifamily Properties in December 1998.

(iii)    the acquisition of the RREEF/SPT Industrial Portfolio in December 1998.

Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1998

           The pro forma condensed consolidated statement of operations of the Company for the nine months ended September 30, 1998 is based on the unaudited historical financial statements included in the Company's Quarterly Report on Form 10-Q, and includes pro forma adjustments to reflect the following acquisitions, dispositions and related transactions consummated by the Company subsequent to September 30, 1998 together with other adjustments to reflect the effect of other transactions completed within the period reported herein, as if all of the transactions had occurred as of the beginning of the period presented:

         Pro Forma Adjustments (Transactions Completed Subsequent to September 30, 1998)

(i) the repayment of the outstanding indebtedness on the Applewood Apartments with proceeds from the Company's revolving line of credit to facilitate the sale of the Northwest Multifamily Properties.

(ii)     the sale of the Northwest Multifamily Properties in December 1998.

(iii)    the acquisition of the RREEF/SPT Industrial Portfolio in December 1998.

         Other Adjustments (Transactions Completed During 1998)

(iv) the purchase of the following industrial properties during the quarter ended March 31, 1998: (a) Mountain Avenue Business Park; (b) Lurline Industrial Park; (c) Valley View Industrial Center; (d) Los Alamitos Business Park; (e) Walnut Avenue Business; and (f) Madison West Business Park;

(v) the purchase in March 1998 of a controlling general partner interest in the partnership that owns NW-Garden Grove;

(vi) the repayment in March 1998 of the Company's revolving line of credit from Bank of America using a $40,000 bridge loan facility;

(vii) the repayment in April 1998 of the $40,000 bridge loan facility with proceeds from a $150,000 revolving credit line from Wells Fargo Bank;

(viii) the purchase in June 1998 of the Koll Industrial Portfolio and Eastman Kodak Properties; and

(ix) the sale in August 1998 of the Lora Lakes Apartments, a multifamily property containing 234 apartment units located in the state of Oregon.

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997

           The Company's pro forma condensed consolidated statement of operations for the year ended December 31, 1997 is based on the audited historical financial statements of the Company as included in the Company's Annual Report on Form 10-K, and includes pro forma adjustments to reflect the following acquisitions, disposition and related transactions which were consummated by the Company subsequent to September 30, 1998 together with other adjustments to reflect the effect of other transactions completed within the period reported herein, as if all of the transactions had occurred as of the beginning of the period presented:

         Pro Forma Adjustments (Transactions Completed Subsequent to September 30, 1998)

(i) the repayment in December 1998 of the outstanding indebtedness on the Applewood Apartments with proceeds from the Company's revolving line of credit to facilitate the sale of the Northwest Multifamily Properties.

(ii)     the sale of the Northwest Multifamily Properties in December 1998.

(iii)    the acquisition of the RREEF/SPT Industrial Portfolio in December 1998.

         Other Adjustments (Transactions Completed During 1997)

(iv) the purchase in January and February 1997 of three warehouse/distribution facilities containing an aggregate of 521,000 leasable square feet located in Washington and California (the "January 1997 Industrial Acquisitions") with proceeds from a public offering of 2,300,000 shares of the Company's Common Stock consummated in January 1997 (the "January 1997 Common Stock Offering");

(v) the completion of the January 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in the related Prospectus Supplement filed with the Securities and Exchange Commission;

(vi) the purchase of a warehouse/distribution facility in March 1997 containing approximately 570,000 leasable square feet located in Woodland, California ("Woodland Distribution Center");

(vii) the repayment in April 1997 of certain indebtedness totaling $7,000 with proceeds from the issuance of 270,270 shares of $.01 par value Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Stock");

(viii) the purchase of the following properties utilizing proceeds from a public offering of 2,131,700 shares of the Company's common stock consummated in June 1997 (the "June 1997 Common Stock Offering"): (a) Algona Distribution Center, a warehouse/distribution facility containing approximately 250,000 leasable square feet located in Algona, Washington purchased by the Company in January 1997 for redevelopment purposes; (b) a 12.8-acre land parcel located in Lake Forest, California purchased by the Company in May 1997, for the development of a multi-tenant industrial complex containing approximately 204,000 leasable square feet (the "Lake Forest Land Parcel"); (c) a 17.1-acre land parcel located in Irvine, California purchased by the Company in July 1997 for the development of a warehouse/distribution business park containing approximately 235,000 leasable square feet (the "Pacific Gulf Spectrum Land"); (d) Vons Distribution Center, a warehouse/distribution center containing approximately 360,000 leasable square feet purchased by the Company in August 1997 for redevelopment purposes (the "Vons Distribution Center" together with the "Algona Distribution Center," the "Lake Forest Land Parcel," and the "Pacific Gulf Spectrum Land" are collectively referred to as the "Development Properties"); and (e) a controlling general partner interest in two partnerships that own two "active senior" multifamily properties containing 551 units located in Escondido, California (the "Senior Apartments");

(ix) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in the related Prospectus Supplement filed with the Securities and Exchange Commission;

(x) the purchase in July 1997 of an industrial portfolio of five industrial properties containing approximately 1,532,000 leasable square feet located in California (the "AEW/Lincoln Properties") utilizing borrowings under the Company's acquisition facility and proceeds from the issuance of 470,588 shares of $.01 par value Class B Senior Cumulative Convertible Preferred Stock (the "Class B Preferred Stock");

(xi) the purchase in September 1997 of an industrial park containing approximately 142,000 leasable square feet located in Concord, California (the "Concord Industrial Park");

(xii) the purchase in October 1997 of a controlling general partner interest in the partnership that owns Eden Plaza/Eden Industrial Park, two industrial properties containing approximately 501,000 leasable square feet located in Hayward, California;

(xiii) the borrowings in October 1997 under the Company's revolving line of credit which were used to repay a $4,000 maturing loan payable;

(xiv) the repayment in October 1997 of the outstanding balances under the Company's acquisition facility with proceeds from a $34,000 term loan;

(xv) The issuance in October 1997 of an additional 235,294 shares of Class B Preferred Stock;

(xvi) the purchase of the following properties utilizing, in part, the proceeds from a public offering of 4,250,000 shares of the Company's Common Stock (the "November 1997 Common Stock Offering"): (a) California Commerce Parks Portfolio, consisting of four industrial properties containing approximately 733,000 leasable square feet located in California acquired by the Company in December 1997; (b) Bradshaw Business Centre, a warehouse/distribution business center containing approximately 114,000 leasable square feet located in Sacramento, California acquired by the Company in December 1997; (c) Horn Road Business Complex, a business complex consisting of 14 industrial buildings containing approximately 221,000 leasable square feet located in Sacramento, California acquired by the Company in December 1997; (d) Fullerton Business Center, a warehouse/distribution business park consisting of eight multi-tenant buildings containing 111,000 leasable square feet located in Fullerton, California acquired by the Company in December 1997; (e) Norwood Industrial Park, a multi-tenant industrial park consisting of four building containing approximately 168,000 leasable square feet located in Sacramento, California acquired by the Company in December 1997;

(xvii) the completion of the November 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in the related Prospectus Supplement filed with the Securities and Exchange Commission;

(xviii) the acquisition of three industrial properties ("Amresco Portfolio") containing approximately 543,000 leasable square feet located in Orange County, California, two of which were acquired in November 1997 and the other in December 1997;

(xix) the purchase in December 1997 of an "active senior" multifamily property consisting of 273 apartment units located in Riverside, California ("Tyler Springs Apartments");

(xx) the purchase in December 1997 of four industrial properties containing approximately 619,000 leasable square feet located in California (the "Northwestern Portfolio") utilizing proceeds from the issuance of 1,081,081 shares of Class A Preferred Stock and 705,883 shares of Class B Preferred Stock.

(xxi) the sale in December 1997 of a 279 unit multifamily community apartment located in Oregon ("Waterhouse Apartments");

(xxii) the purchase of the following industrial properties during the quarter ended March 31, 1998: (a) Mountain Avenue Business Park, an industrial park containing approximately 140,000 leasable square feet located in Upland, California acquired by the Company in January 1998 ("Mountain Avenue Business Park"); (b) Lurline Industrial Park, a multi-tenant industrial park containing approximately 125,000 leasable square feet located in Chatsworth, California acquired by the Company in January 1998 ("Lurline Industrial Park"); (c) Valley View Industrial Center, an industrial center containing approximately 300,000 leasable square feet located in Las Vegas, Nevada acquired by the Company in February 1998 ("Valley View Distribution Center"); (d) Los Alamitos Business Park, a business park containing approximately 125,000 leasable square feet located in Los Alamitos, California acquired by the Company in March 1998("Los Alamitos Business Park); (e) Walnut Avenue Business Park, an industrial building containing approximately 76,000 leasable square feet located in Signal Hill, California acquired by the Company in March 1998 ("Walnut Avenue Business Park"); and (f) Madison West Business Park, an industrial project containing approximately 147,000 leasable square feet located in Sacramento, California acquired by the Company in March 1998 ("Madison West Business Park");

(xxiii) the purchase in March 1998 of a controlling general partner interest in a partnership that owns a 168,000 square foot distribution facility located in Garden Grove, California ("NW-Garden Grove");

(xxiv) the repayment of the outstanding balance on the Company's revolving line of credit with Bank of America in March 1998 using a $40,000 bridge loan facility from Wells Fargo Bank;

(xxv) the repayment in April 1998 of the $40,000 bridge loan facility with proceeds from a $150,000 revolving credit line from Wells Fargo Bank;
         (xxvi) the purchase in June 1998 of the four industrial properties ("Koll Industrial Portfolio") containing approximately 696,000 leasable square feet located in Orange County, California; and two warehouse/industrial facilities (the "Eastman Kodak Properties") containing 476,000 leasable feet for redevelopment purposes; and

(xxvii) the sale in August 1998 of Lora Lake Apartments, a multifamily apartment community containing 234 apartment units located in Burien, Washington.

NOTE 2 - PRO FORMA ADJUSTMENTS

(A) Sale of the following multifamily apartment communities comprising the Northwest Multifamily Properties in December 1998 for a sales price of $78,500, resulting in net proceeds of $74,887 and a net gain of $28,913:

                                                                         APARTMENT
        PROPERTY NAME                                            UNITS      COST
        -------------                                           ------   ---------
        Hampton Bay Apartments                                   304    $  12,374
        Fulton Crossing Apartments                               256        8,331
        Fultons Landing Apartments                               248        8,120
        Heather Wood Apartments                                  368       12,650
        Holly Ridge Apartments                                   146        4,744
                                                               -----    ---------
                                                               1,322    $  46,219
                                                               =====    =========

           In connection with this sale, the Company transferred the liability for tenant security deposits relating to the properties totaling $245 to the buyer. The Company had maintained these funds in segregated cash accounts.

           Prior to this sale, the Company also repaid certain outstanding indebtedness totaling $11,574 with proceeds from its line of credit as more fully described in Item 2 of this Form 8-K filing.

(B) Purchase of the following industrial properties comprising the RREEF/SPT Industrial Portfolio in December 1998 for an aggregate purchase price of $76,000:


                                                                           LEASABLE SQUARE     PURCHASE
        PROPERTY NAME                                      LOCATION              FEET           PRICE
        -------------                           ---------------------      ---------------    ---------
        Hohokam 10 East(1)                      Tempe, Arizona                  256,900       $  19,500
        Hohokam 10 West(1)                      Hayward, Arizona                 65,900              --
        Hesperian Business Park                 Hayward, California             153,000           8,000
        Sierra Trinity Industrial Park          Dublin, California              223,400          23,000
        Contra Costa Diablo Industrial Park     Concord, California             146,300           8,000
        Airport Business Center                 Portland, Oregon                228,500          11,100
        West Sacramento Industrial Park         Sacramento, California          214,900           6,400
                                                                             ----------       ---------
                                                                              1,288,900       $  76,000
                                                                             ==========       =========

           (1) Hohokam 10 East and Hohokam 10 West were acquired together for a bulk purchase price of $19,500.

     The Company funded the purchase price utilizing net proceeds from the sale of the Northwest Multifamily Properties which were held in a deferred exchange account prior to the purchase. In connection with the acquisition, the Company received credit through escrow for the assumption of tenant security deposits totaling approximately $534.

(C) Represents the revenues and certain expenses of the properties acquired by the Company during 1997 and 1998 for the period prior to their acquisition (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates) reduced by revenue and expenses of Waterhouse Apartments and Lora Lakes Apartments prior to their sale in December 1997 and August 1998, respectively:



                                                          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                        -----------------------------------------------------------------------------------------------------
                                       MOUNTAIN                 VALLEY                     LOS        WALNUT         MADISON
                                         AVE.      LURLINE       VIEW          NW-       ALAMITOS       AVE.         WEST AVE.
                                      BUSINESS   INDUSTRIAL   INDUSTRIAL     GARDEN      BUSINESS     BUSINESS       BUSINESS
                         TOTAL          PARK        PARK        CENTER        GROVE        PARK         PARK           PARK
                        --------      ---------  ----------   ----------    ---------    ---------   ----------      --------
Rental Income
   Industrial
     Properties         $ 4,782          $34         $ 54         $137         $225         $219         $119         $  236
   Multifamily
     Properties          (1,319)          --           --           --           --           --           --             --
                        -------          ---         ----         ----         ----         ----         ----         ------
                          3,463           34           54          137          225          219          119            236

Rental Property
   Expenses
   Industrial
     Properties           1,101           10           11           24           62           58           38             75
   Multifamily
     Properties            (459)          --           --           --           --           --           --             --
                        -------          ---         ----         ----         ----         ----         ----         ------
                            642           10           11           24           62           58           38             75
                        -------          ---         ----         ----         ----         ----         ----         ------
                        $ 2,821          $24         $ 43         $113         $163         $161         $ 81         $  161
                        =======          ===         ====         ====         ====         ====         ====         ======


                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                         ----------------------------------------------
                              KOLL           EASTMAN         LORA LAKE
                           INDUSTRIAL         KODAK         APARTMENTS
                            PORTFOLIO      PROPERTIES          SALE
                           ----------      ----------       ----------
Rental Income
   Industrial
     Properties               $3,205         $   553          $    --
   Multifamily
     Properties                   --              --           (1,319)
                              ------         -------          -------
                               3,205             553           (1,319)

Rental Property
   Expenses
   Industrial
     Properties                  661             162               --
   Multifamily
     Properties                   --              --             (459)
                              ------         -------          -------
                                 661             162             (459)
                              ------         -------          -------
                              $2,544         $   391          $  (860)
                              ======         =======          =======


                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                         ----------------------------------------------------------------------------------------------------
                                          JANUARY                                                                   EDEN
                                           1997         WOODLAND                       AEW/         CONCORD        PLAZA/
                                        INDUSTRIAL    DISTRIBUTION     SENIOR        LINCOLN       INDUSTRIAL       EDEN
                           TOTAL       ACQUISITIONS     CENTER       APARTMENTS     PROPERTIES        PARK        INDUSTRIAL
                         --------      ------------   ------------   ----------    -----------     ----------     ----------
Rental Income
    Industrial
      Properties         $ 38,805          $183         $   60         $   --         $3,753         $  797         $1,745
    Multifamily
      Properties             (521)           --             --          1,665             --             --             --
                         --------          ----         ------         ------         ------         ------         ------
                           38,284           183             60          1,665          3,753            797          1,745

Rental Property
    Expenses
    Industrial
      Properties           10,848            59             27             --            737            129            413
    Multifamily
      Properties             (278)           --             --            583             --             --             --
                         --------          ----         ------         ------         ------         ------         ------
                           10,570            59             27            583            737            129            413
                         --------          ----         ------         ------         ------         ------         ------
                         $ 27,714          $124         $   33         $1,082         $3,016         $  668         $1,332
                         ========          ====         ======         ======         ======         ======         ======













                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                              -------------------------------------------------------
                                             CALIFORNIA
                                             COMMERCE        FULLERTON      HORN ROAD
                               AMRESCO         PARK          BUSINESS       BUSINESS
                              PORTFOLIO      PORTFOLIO        CENTER        COMPLEX
                              ---------      ---------       ---------      ---------
Rental Income
    Industrial
      Properties                $1,946         $9,743         $  613         $1,121
    Multifamily
      Properties                    --             --             --             --
                                ------         ------         ------         ------
                                 1,946          9,743            613          1,121

Rental Property
    Expenses
    Industrial
      Properties                   346          3,602            154            267
    Multifamily
      Properties                    --             --             --             --
                                ------         ------         ------         ------
                                   346          3,602            154            267
                                ------         ------         ------         ------
                                $1,600         $6,141         $  459         $  854
                                ======         ======         ======         ======

                                                            FOR THE YEAR ENDED DECEMBER 31, 1997 (CONTINUED)
                                  -------------------------------------------------------------------------------------------------
                                                                                             MOUNTAIN                      VALLEY
                                  BRADSHAW        NORWOOD                       NORTH-         AVE.         LURLINE         VIEW
                                  BUSINESS       INDUSTRIAL      TYLER         WESTERN       BUSINESS     INDUSTRIAL     INDUSTRIAL
                                   CENTER          PARK         SPRINGS       PORTFOLIO        PARK          PARK          CENTER
                                  --------       ----------     -------       ---------      --------     ----------     ----------
Rental Income
    Industrial Properties          $1,190         $  676         $   --         $3,922         $583         $  901         $1,532
    Multifamily Properties             --             --          1,598             --           --             --             --
                                   ------         ------         ------         ------         ----         ------         ------
                                    1,190            676          1,598          3,922          583            901          1,532

Rental Property Expenses
    Industrial Properties             286            180             --          1,563          148            178            335
    Multifamily Properties             --             --            646             --           --             --             --
                                   ------         ------         ------         ------         ----         ------         ------
                                      286            180            646          1,563          148            178            335
                                   ------         ------         ------         ------         ----         ------         ------
                                   $  904         $  496         $  952         $2,359         $435         $  723         $1,197
                                   ======         ======         ======         ======         ====         ======         ======


                                 FOR THE YEAR ENDED DECEMBER 31, 1997 (CONTINUED)
                                 ------------------------------------------------
                                                      LOS         WALNUT
                                         NW-        ALAMITOS       AVE
                                       GARDEN       BUSINESS     BUSINESS
                                        GROVE         PARK         PARK
                                       -------      --------     --------
Rental Income
    Industrial Properties              $1,078         $972         $582
    Multifamily Properties                 --           --           --
                                       ------         ----         ----
                                        1,078          972          582

Rental Property Expenses
    Industrial Properties                 149          314           97
    Multifamily Properties                 --           --           --
                                       ------         ----         ----
                                          149          314           97
                                       ------         ----         ----
                                       $  929         $658         $485
                                       ======         ====         ====


                                                FOR THE YEAR ENDED DECEMBER 31, 1997 (CONTINUED)
                                  --------------------------------------------------------------------------
                                   MADISON
                                  WEST AVE.        KOLL          EASTMAN        LORA LAKE        WATERHOUSE
                                  BUSINESS       INDUSTRIAL       KODAK         APARTMENTS       APARTMENTS
                                    PARK         PORTFOLIO      PROPERTIES         SALE             SALE
                                  --------       ----------     ----------      ----------       ----------
Rental Income
    Industrial Properties          $  789         $5,412         $ 1,207          $    --          $    --
    Multifamily Properties             --             --              --           (1,774)          (2,010)
                                   ------         ------         -------          -------          -------
                                      789          5,412           1,207           (1,774)          (2,010)

Rental Property Expenses
    Industrial Properties             299          1,213             352               --               --
    Multifamily Properties             --             --              --             (609)            (898)
                                   ------         ------         -------          -------          -------
                                      299          1,213             352             (609)            (898)
                                   ------         ------         -------          -------          -------
                                   $  490         $4,199         $   855          $(1,165)         $(1,112)
                                   ======         ======         =======          =======          =======

           The accompanying pro forma consolidated statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 do not include historical revenues and expenses for the Development Properties (Algona Distribution Center, the Lake Forest Land Parcel, the Pacific Gulf Spectrum Land and Vons Distribution Center) and Eastman Kodak Properties, which previously had not been operated as rental properties.

(D) Represents depreciation expense of $559 for the nine months ended September 30, 1998 related to the purchase of the following properties, net of $136 of depreciation reduction from the Lora Lake Apartments sale (the actual depreciation related to the Lora Lake Apartments during the nine months ended September 30, 1998). The depreciation expense relating to these properties for the period prior to the date of their purchase was computed utilizing estimated remaining useful lives and depreciable basis as follows:

                                                     PURCHASE    DEPRECIABLE    DEPRECIATION
               PROPERTY NAME                          PRICE        BASIS          EXPENSE
               --------------                       ---------    ---------      ------------
               Mountain Avenue Business Park        $   5,156    $   4,035        $    4
               Lurline Industrial Park                  7,668        5,264            11
               Valley View Industrial Center           14,217        9,473            20
               NW-Garden Grove                          9,004        6,084            32
               Los Alamitos Business Park               7,251        6,163            39
               Walnut Avenue Business Park              4,834        3,137            26
               Madison West Business Park               5,875        3,764            31
               Koll Industrial Portfolio               41,800       31,906           432
               Eastman Kodak Properties                14,307        6,546           100
                                                                                  ------
                                                                                  $  695
                                                                                  ======

(E) Interest expense related to borrowings utilized to purchase certain properties acquired in 1998 as more fully described in Note 1. The interest expense associated with these borrowings for the period prior to the date of these acquisitions is based on the actual interest rate on the specific borrowings, as follows:

                                                                               PRO FORMA
                                                                  INTEREST     INTEREST
                PROPERTY NAME                           DEBT        RATE        EXPENSE
                -------------                        ---------    --------     ---------
                Mountain Avenue Business Park
                      Revolving line of credit       $   5,100      7.31%      $     16
                Lurline Industrial Park
                      Revolving line of credit           7,500      7.38%            35
                Valley View Industrial Center
                      Loan payable                       4,524      8.38%            63
                      Revolving line of credit           9,350      7.38%           115
                Los Alamitos Business Park
                      Revolving line of credit           7,251      7.44%           135
                Walnut Avenue Business Park
                      Revolving line of credit           4,609      7.44%            86
                Madison West Business Park
                      Revolving line of credit           5,725      7.44%           106
                Koll Industrial Portfolio
                      Loan payable                       2,428      8.00%           105
                      Revolving line of credit          39,152      6.94%         1,471
                Eastman Kodak Properties
                      Revolving line of credit          12,500      7.00%           401
                                                                               --------
                                                                               $  2,533
                                                                               ========

           A 0.125% change in the interest rate on all of the Company's variable rate indebtedness would increase the Company's pro forma interest expense by $120 for the nine months ended September 30, 1998.

(F) Represents net interest savings associated with the repayment in March 1998 of the outstanding balances on the Company's line of credit with Bank of America ($39,885), which bore interest at 7.625% (the effective rate on the line), utilizing borrowings under a $40,000 bridge loan facility from Wells Fargo Bank bearing interest at 6.94%.

(G) Represents the minority interests in earnings of the two partnerships that own the Senior Apartments, the partnership that owns the Eden Plaza/Eden Industrial Park properties and the partnership that owns NW-Garden Grove. Profits and losses are allocated between the Company and the limited partners based on the relative balances of their respective capital accounts.

           The limited partners in these partnerships are entitled to cash distributions on their limited partnership units to the extent of the lesser of (i) their share of available cash flow or (ii) an amount on each limited partnership unit equal to the dividend payable on the Company's Common Stock.

(H) Represents preferred stock dividend requirements of $0.437 per share per quarter related to the Company's Preferred Stock, issued in 1997 as follows: (i) 270,270 shares of Class A Preferred Stock issued by the Company in April 1997, (ii) 470,588 shares of Class B Preferred Stock issued in July 1997, (iii) 235,294 shares of Class B Preferred Stock issued in October 1997, and (iv) 705,883 shares of Class B Preferred Stock and 1,081,081 shares of Class A Preferred Stock issued in December 1997. The Class A Preferred Stock was issued at $18.50 per share pursuant to an agreement to issue up to 1,351,351 shares dated December 31, 1996. The Class B Preferred Stock was issued at $21.25 per share pursuant to an agreement to issue up to 1,411,765 shares dated May 1997. Pursuant to the agreements, the Class A Preferred Stock and the Class B Preferred Stock shares are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one-to-one, subject to adjustment under certain circumstances.

(I) Represents depreciation expense of $6,435 for the year ended December 31, 1997 relating to the purchase of the following properties, net of $289 and $189 depreciation reduction from the Waterhouse Apartments and Lora Lake Apartments sales, respectively, (the actual depreciation relating to the Waterhouse Apartments and Lora Lake Apartments during the year ended December 31, 1997). The depreciation expense relating to these properties, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis as follows:

                                                                        PURCHASE     DEPRECIABLE   DEPRECIATION
        PROPERTY NAME                                                     PRICE         BASIS         EXPENSE
        -------------                                                  ----------   ------------   ------------
        Mountain Avenue Business Park                                  $   5,156    $   4,035        $  101
        Lurline Industrial Park                                            7,668        5,264           132
        Valley View Industrial Center                                     14,217        9,473           237
        NW-Garden Grove                                                    9,004        6,084           152
        Los Alamitos Business Park                                         7,251        6,163           154
        Walnut Avenue Business Park                                        4,834        3,137           105
        Madison West Business Park                                         5,875        3,764           125
        Koll Industrial Portfolio                                         41,800       31,906           798
        Eastman Kodak Properties                                          14,307        6,546           218
        January 1997 Acquisitions
              Algona Warehouse                                             9,450        7,640             8
              Harbor Business Parks/Harbor Warner Business Park           14,600       12,160            25
        Woodland Distribution Center                                      12,875       10,923            46
        Senior Apartments
                    Terrace Gardens Apartments                            10,000        7,950            91
                    Morning View Terrace Apartments                       15,000       10,109           116

        AEW/Lincoln Properties                                            67,308       53,512           966
        Concord Industrial Park                                            7,645        6,051           134
        Eden Plaza/Eden Industrial                                        19,000       13,032           344
        Amresco Portfolio
              Tower Park                                                   9,575        7,498           219
              611 Cerritos                                                 6,131        4,801           115
              Acacia Business Center                                       9,101        7,127           208
        California Commerce Parks portfolio                               57,805       44,406         1,064
              Fullerton Business Center                                    5,513        4,314           103
              Horn Road Business Complex                                   9,525        6,731           215
              Bradshaw Business Centre                                     8,722        6,631           212
              Norwood Industrial Park                                      4,714        3,495           112
        Tyler Springs                                                     13,444       11,047           353
        Northwestern Portfolio
              PGDC - Anaheim                                               3,323        2,664            85
              PGBP - Cerritos                                              8,476        6,794           217
              PGDC - Montebello                                            4,809        3,855           123
              PGBP - Irvine                                                7,020        5,627           135
                                                                                                   --------
        Total                                                                                      $  6,913
                                                                                                   ========

(J) Interest expense of $11,927 related to the borrowings utilized to purchase certain properties as described in Note 1, which is net of interest savings resulting from the debt repayment associated with the Waterhouse Apartments of $196 (the actual interest mortgage debt relating to the Waterhouse Apartments during the year ended December 31, 1997). Interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rates on the specific borrowings, as follows:

                                                                       PRO FORMA
                                                        INTEREST        INTEREST
        PROPERTY NAME                           DEBT      RATE           EXPENSE
        -------------                           ----    --------       ---------
        Mountain Avenue Business Park
              Revolving line of credit        $ 5,100      7.31%        $   373
        Lurline Industrial Park
              Revolving line of credit          7,500      7.38%            553
              Loan payable                      4,524      8.38%            379
              Revolving line of credit          9,350      7.38%            690
        Los Alamitos Business Park
              Revolving line of credit          7,251      7.44%            539
        Walnut Avenue Business Park
              Revolving line of credit          4,609      7.44%            343
        Madison West Business Park
              Revolving line of credit          5,725      7.44%            426
        Koll Industrial Portfolio
              Loan payable                      2,428      8.00%            194
              Revolving line of credit         39,152      6.94%          2,717
        Eastman Kodak Properties
              Revolving line of credit         12,500      7.00%            875
        Woodland Distribution Center
              Revolving line of credit         12,483      8.50%            177
        Senior Apartments
              Terrace Gardens
                    Loan payable                8,100      6.60%            245
              Morning View Terrace
                    Loan payable               11,000      6.60%            333
        AEW/Lincoln properties
              Revolving line of credit         12,000      7.25%            471
              Acquisition facility             41,625      7.50%          1,691
        Concord Industrial Park
              Loan payable                      4,625      8.50%            262
              Revolving line of credit          2,870      9.00%            172
        Eden Plaza/Eden Industrial
              Loan payable                     12,000      7.05%            670
              Acquisition facility              3,977      7.63%            240
        Horn Road
              Loan payable                      2,879     7.950%            219
        Tyler Springs
              Loan payable                      9,400     5.370%            483
        Amortization of financing cost                                       69
                                                                        -------
                                                                        $12,123
                                                                        =======

           The interest expense on borrowings under the Company's revolving line of credit and the Company's acquisition facility is calculated for the period indicated at interest rates of LIBOR + 1.75% and LIBOR + 2.0%, respectively. The interest rates reflected above represent the actual rates on the date of the borrowings.

           A 0.125% change in the interest rate on all of the Company's variable rate indebtedness would increase the Company's pro forma interest expense by $160 for the year ended December 31, 1997.

(K) Represents the historical revenues and certain expenses of the Northwest Multifamily Properties sold by the Company in December 1998:


                                                      FOR THE NINE MONTHS ENDING SEPTEMBER 30, 1998
                                -----------------------------------------------------------------------------------
                                              HAMPTON        FULTONS        FULTONS                        HOLLY
                                                BAY          CROSSING       LANDING       HEATHERWOOD      RIDGE
                                TOTAL        APARTMENTS     APARTMENTS     APARTMENTS     APARTMENTS     APARTMENTS
                                -----        ----------     ----------     ----------     ----------     ----------
Rental Income                   $7,671         $1,875         $1,486         $1,376         $2,000         $934
Rental property expense          2,869            709            532            490            790          348
                                ------         ------         ------         ------         ------         ----
                                $4,802         $1,166         $  954         $  886         $1,210         $586
                                ======         ======         ======         ======         ======         ====

                                                          FOR THE YEAR ENDED DECEMBER 31, 1997
                              -----------------------------------------------------------------------------------------
                                            HAMPTON          FULTONS          FULTONS                          HOLLY
                                              BAY            CROSSING         LANDING       HEATHERWOOD        RIDGE
                                TOTAL      APARTMENTS       APARTMENTS       APARTMENTS      APARTMENTS      APARTMENTS
                              --------     ----------       ----------       ----------      ----------      ----------
Rental Income                 $  9,568      $ 2,451          $ 1,795          $ 1,699          $ 2,460         $ 1,163
Rental property expense          3,716          908              669              640            1,057             442
                              --------      -------          -------          -------          -------         -------
                              $  5,852      $ 1,543          $ 1,126          $ 1,059          $ 1,403         $   721
                              ========      =======          =======          =======          =======         =======

(L) Represents the net decrease in interest expense resulting from the repayment of the outstanding indebtedness related to Applewood Apartments, as described in Note 1.

(M) Depreciation expense of the Northwest Multifamily Apartments sold by the Company in December 1998:

                                               NINE
                                            MONTH ENDED       YEAR ENDED
                                           SEPTEMBER 30,     DECEMBER 31,
                                               1998              1997
                                           -------------     ------------
        Hampton Bay Apartments                $  235           $   313
        Fultons Crossing Apartments              178               240
        Fultons Landing Apartments               169               227
        Heather Wood Apartments                  321               382
        Holly Ridge Apartments                    96               127
                                              ------           -------
                                              $  999           $ 1,289
                                              ======           =======

(N) Represents the combined revenues and certain expenses of the RREEF/SPT Industrial Portfolio acquired by the Company in December 1998 for the period prior to its acquisition (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                NINE
                                             MONTH ENDED      YEAR ENDED
                                            SEPTEMBER 30,    DECEMBER 31,
                                                1998             1997
                                            -------------    ------------
             Rental income                    $  6,272         $ 8,614
             Rental property expenses            1,649           2,179
                                              --------         -------
                                              $  4,623         $ 6,435
                                              ========         =======

(O) Represents depreciation expense relating to the purchase in December 1998 of the RREEF/SPT Industrial Portfolio, for the period prior to its acquisition, computed utilizing an estimated remaining useful life of 30 years and the depreciable basis of the properties as follows:

                                                               FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30, 1998
                                                    --------------------------------------------------
                                                      PURCHASE          DEPRECIABLE       DEPRECIATION
                                                       PRICE              BASIS             EXPENSE
                                                    ----------         ------------       ------------
            RREEF/SPT Industrial Portfolio          $  76,000          $  60,800           $ 1,520
                                                                                           =======

                                                                  FOR THE YEAR ENDED
                                                                   DECEMBER 31, 1997
                                                     -----------------------------------------------
                                                     PURCHASE         DEPRECIABLE      DEPRECIATION
                                                       PRICE             BASIS            EXPENSE
                                                     ---------        -----------      ------------
             RREEF/SPT Industrial Portfolio          $  76,000         $  60,800         $  2,027
                                                                                         ========

(P) Represents the net decrease in interest expense resulting from the debt repayments completed by the Company in 1997.

(Q) Represents the weighted average of Common Stock utilized to calculate basic earnings per share. Pro forma weighted average common shares include 2,300,000 shares issued as part of the January 1997 Common Stock Offering, 2,131,700 shares issued as part of the June 1997 Common Stock Offering, 4,776,300 shares issued as part of the November 1997 Common Stock Offering and 874,317 shares issued as part of the December 1997 Common Stock Offering.

(R) Excludes the effect of a $5,594 nonrecurring net gain on the sale of Waterhouse Apartments.

(S) Excludes the effect of a $6,427 nonrecurring gain on the sale of the Lora Lake Apartments.

(T) Excludes the effect of a $28,913 nonrecurring gain on the sale of the Northwest Multifamily Properties.

                         Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses (the "combined statement") of Hohokam 10 East, Hohokam 10 West, Hesperian Business Park, Sierra Trinity Industrial Park, Contra Costa Diablo Industrial Park, Airport Business Center and West Sacramento Industrial Center, seven industrial properties comprising the RREEF/SPT Industrial Portfolio acquired by Pacific Gulf Properties Inc. from RREEF Performance Partnership I - LP and SPT Real Estate Corp., for the year ended December 31, 1997. The combined statement is the responsibility of management. Our responsibility is to express an opinion on the combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 herein and is not intended to be a complete presentation of the revenues and expenses of the RREEF/SPT Industrial Portfolio.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the RREEF/SPT Industrial Portfolio for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                       /s/ ERNST & YOUNG LLP


Newport Beach, California
January 7, 1999

                         RREEF/SPT INDUSTRIAL PORTFOLIO

               Combined Statement of Revenues and Certain Expenses


                                                                Nine Months Ended
                                                Year Ended      September 30, 1998
                                           December 31, 1997       (Unaudited)
                                           -----------------    ------------------
REVENUES
Rental and other income                        $8,614,000         $6,272,000

CERTAIN EXPENSES
Property operating and maintenance              1,316,000            952,000
Real estate taxes                                 827,000            640,000
Management fees                                   335,000            249,000
                                               ----------         ----------
REVENUES IN EXCESS OF CERTAIN EXPENSES         $6,136,000         $4,431,000
                                               ==========         ==========


See accompanying notes.

                         RREEF/SPT INDUSTRIAL PORTFOLIO

          Notes to Combined Statement of Revenues and Certain Expenses

                  For the Year Ended December 31, 1997 and the
                Nine Months Ended September 30, 1998 (Unaudited)


1. DESCRIPTION OF THE TRANSACTION

On December 23, 1998, Pacific Gulf Properties Inc. (the "Company") acquired Hohokam 10 East, Hohokam 10 West, Hesperian Business Park, Sierra Trinity Industrial Park, Contra Costa Diablo Industrial Park, Airport Business Center and West Sacramento Industrial Center (collectively referred to as the "RREEF/SPT Industrial Portfolio"), seven industrial properties containing approximately 1,289,000 leasable square feet located in the states of California, Arizona and Oregon.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses (the "combined statement") presents the operations of the RREEF/SPT Industrial Portfolio for the year ended December 31, 1997 and for the nine months ended September 30, 1998 (unaudited). The combined statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the property owner and the cost basis of the properties constituting the RREEF/SPT Industrial Portfolio have been excluded from the combined statement. The excluded expenses consist primarily of depreciation, interest, and loan fee amortization. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the RREEF/SPT Industrial Portfolio's revenues and expenses nor is it intended to be comparable to the proposed future operations of their properties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The properties constituting the RREEF/SPT Industrial Portfolio are generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenue from these leases is recognized on a straight-line basis over the related lease term. Cost recoveries from tenants are recognized as income in the period the related costs are accrued.

                         RREEF/SPT INDUSTRIAL PORTFOLIO
          Notes to Combined Statement of Revenues and Certain Expenses
                                   (continued)

                  For the Year Ended December 31, 1997 and the
                Nine Months Ended September 30, 1998 (Unaudited)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES

The RREEF/SPT Industrial Portfolio is managed by the RREEF Management Company, an affiliated company. Management fees range from 3% to 4% of total income, as defined. For the year ended December 31, 1997 and the nine months ended September 30, 1998, the properties incurred and paid $335,000 and $249,000, respectively, in management fees.

RREEF Management Company's role as the property manager of the RREEF/SPT Industrial Portfolio was terminated upon the acquisition of the properties by the Company.

5. FUTURE MINIMUM RENTS RECEIVABLE

Lease in the RREEF/SPT Industrial Portfolio expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. Future minimum rents receivable at December 31, 1997 under the terms of these operating leases for each of the next five years ending December 31, are as follows:

            1998                                           $ 6,192,000
            1999                                             5,101,000
            2000                                             3,017,000
            2001                                             1,606,000
            2002                                               815,000
            2003 and thereafter                                239,000

                         RREEF/SPT INDUSTRIAL PORTFOLIO
          Notes to Combined Statement of Revenues and Certain Expenses
                                   (continued)

                  For the Year Ended December 31, 1997 and the
                Nine Months Ended September 30, 1998 (Unaudited)



6. COMMITMENTS AND CONTINGENCIES

Certain properties in the RREEF/SPT Industrial Portfolio may be subject to various claims, lawsuits and complaints arising during the ordinary course of business, none of which, in the opinion of management, is expected to have a material adverse effect on the combined statement.

                                 EXHIBIT INDEX

        CONSENT

        23.1    Consent of Independent Auditors